Exhibit 10.1

FORM OF BUSINESS MANAGEMENT AGREEMENT

THIS BUSINESS MANAGEMENT AGREEMENT (this “Agreement”), dated as of [                    ], 20[    ], is entered into by and between INLAND MONTHLY INCOME TRUST, INC., a Maryland corporation (the “Company”), INLAND MONTHLY INCOME BUSINESS MANAGER & ADVISOR INC., an Illinois corporation (the “Business Manager”) and, solely for purposes of Section 10 of this Agreement, INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation (the “Sponsor”).

WITNESSETH:

WHEREAS, the Company is a Maryland corporation created in accordance with Maryland General Corporation Law and intends to qualify as a REIT (as defined below);

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Business Manager and to have the Business Manager undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors (as defined below), all as provided herein; and

WHEREAS, the Business Manager is willing to undertake to render these services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.             Definitions. As used herein, the following capitalized terms shall have the meanings set forth below:

“Acquiror” means, in connection with any Liquidity Event other than a Listing, the Person(s) acquiring the Real Estate Assets or Shares, respectively.

“Acquisition Co.” means Inland Real Estate Acquisitions, Inc., an Illinois corporation.

“Acquisition Expenses” means any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Business Manager or any Affiliate of either in connection with selecting, evaluating or acquiring any investment in Real Estate Assets, including but not limited to legal fees and expenses, travel and communication, appraisals and surveys, nonrefundable option payments regardless of whether the Real Estate Asset is acquired, accounting fees and expenses, computer related expenses, architectural and engineering reports, environmental and asbestos audits and surveys, title insurance and escrow fees, and personal and miscellaneous expenses.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Business Manager) in connection with making or investing in Mortgage Loans or other Loans or the purchase, development or construction of an Real Estate Asset, including, without limitation, real estate commissions, selection fees, investment banking fees, third party seller’s fees (to the extent the Company agrees to pay these fees as part of an acquisition), development fees, construction fees, non-recurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be development fees and construction fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of any Property.

“Affiliate” means, with respect to any other Person: any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; any Person directly or indirectly controlling, controlled by or under common control with such other Person; any executive officer, director, trustee, general partner or manager of such other Person; and any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.

“Average Invested Assets” means, for any period, the average of the aggregate book value of the assets of the Company, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and Loans secured by, Real Estate Assets, and all Real Estate-Related Securities and consolidated and unconsolidated Joint Ventures or other partnerships, before non-cash charges such as depreciation, amortization, impairments and bad debt reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

“Base Business Management Fee” means the fee payable to the Business Manager under Section 7(b)(i) hereof.

“Board of Directors” means the persons holding the office of director of the Company as of any particular time under the Charter.

“Charter” means the articles of incorporation of the Company, as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder or corresponding provisions of subsequent revenue laws.

“Competitive Real Estate Commission” means the real estate or brokerage commission paid for the purchase or Sale of a Property that is reasonable, customary and competitive in light of the size, type and location of such Property.

“Contract Purchase Price”  means the amount of monies or other consideration paid or contributed by the Company, from time to time: (1) to acquire, directly or indirectly, any Real Estate Asset or an Incremental Interest in a Real Estate Asset, and including any indebtedness for money borrowed to finance the purchase, indebtedness secured by the Real Estate Asset, which is assumed, or indebtedness that is refinanced or restructured, all in connection with the acquisition, and which is or will be secured by the Real Estate Asset at the time of the acquisition; or (2) to make any Property Improvements. The Contract Purchase Price shall exclude Acquisition Fees and Acquisition Expenses.  With respect to monies funded or contributed by the Company to a Joint Venture, the Contract Purchase Price shall be equal to the product of: (a) the amount determined in accordance with the foregoing; and (b) the Ownership Percentage.

“Dealer Manager Agreement” means that certain Dealer Manager Agreement, dated [                    ], 20[    ], between the Company and Inland Securities Corporation.

“Disposition Fee” means the fee payable to the Business Manager under Section 7(b)(ii) hereof.

“Equity Stock” means all classes or series of capital stock of the Company authorized under the Charter, including, without limit, its common stock, $.001 par value per share, and preferred stock, $.001 par value per share.

“Fiscal Year” means the calendar year ending December 31.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or any other accounting basis mandated by the Securities and Exchange Commission.

“Gross Consideration” means: (1) in the case of any Sale, the amount of Net Sales Proceeds specifically identified and distributed to Stockholders as a result thereof; (2) in the case of a Listing, the Market Value; or (3) in the case of a merger, reorganization, business combination, share exchange or acquisition pursuant to which the Stockholders receive the securities of another issuer that are listed on a national securities exchange, the Market Value of those securities and in the case of any other merger, reorganization, business combination, share exchange or acquisition, the gross consideration as reflected in the documents governing the transaction.

“Gross Offering Proceeds” means the total proceeds from the sale of 200,000,000 Shares in the Offering before deducting Issuer Costs. For purposes of calculating Gross Offering Proceeds, the selling price for all Shares, including those for which volume discounts apply, shall be deemed to be $10.00 per Share. Unless specifically included in a given calculation, Gross Offering Proceeds does not include any proceeds from the sale of Shares under the Company’s distribution reinvestment plan.

“Incremental Interest” means, any increase in the percentage interest owned by the Company, directly or indirectly, including through a Joint Venture, in a Real Estate Asset, which results from an additional investment by the Company in the Real Estate Asset, whether through an additional capital contribution, the funding of additional debt or the assumption or guarantee of debt, which, in the case of a Joint Venture, is not matched by a corresponding contribution or assumption by the other Joint Venture partner.

“Independent Director” means any director of the Company who is an “Independent Director” for purposes of the Charter.

“Invested Capital” means the aggregate original issue price paid for the Shares, before reduction for Organization and Offering Expenses,  reduced by any distribution of Sale or financing proceeds.

“Issuer Costs” means all expenses, other than Selling Commissions and the Marketing Contribution, incurred by, and to be paid from, the assets of the Company in connection with and in preparing the Company for registration and offering its Shares to the public, including, but not limited to, expenses for printing, engraving and mailing, salaries of the employees of the Company, or the Sponsor and its Affiliates, while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts, expenses of qualifying the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees and expenses, and which may, in the Company’s discretion, include reimbursement for any out-of-pocket, itemized and detailed expenses incurred in connection with investigating the Company or any offering of Shares made by the Company.

“Joint Venture” means a joint venture, limited liability company, corporation or partnership arrangement in which the Company, or any subsidiary thereof, is a co-venturer, member, stockholder or partner, and which acquires, owns or manages Real Estate Assets.

“Liquidity Amount” means: (1) in the case of a Sale of Real Estate Assets, the Net Sales Proceeds realized by the Company from the Sale of Real Estate Assets since inception and distributed to Stockholders, plus the total amount of any other distributions paid by the Company to Stockholders from inception until the date that the Liquidity Amount is determined; and (2) in the case of a Liquidity Event, the Market Value, plus the total distributions paid by the Company to Stockholders from inception until the date that the Liquidity Amount is determined.

“Liquidity Event” means a Listing or any merger, reorganization, business combination, share exchange or acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the Shares in one or more related transactions, or another similar transaction involving the Company, pursuant to which the Stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their Shares.

“Listing” means, in the aggregate, the filing of a Form 8-A (or any successor form) with the Securities and Exchange Commission to register any or all Shares, or the shares of common stock of any of the Company’s subsidiaries, on a national securities exchange, the approval of the original listing application related thereto by the applicable exchange and the commencement of trading in the Shares, or the shares of common stock of any of the Company’s subsidiaries, on the exchange.  Upon a Listing, the Shares, or the shares of common stock of the Company’s subsidiaries, shall be deemed “Listed.”  A Listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the holders of the Shares is securities of another issuer that are listed on a national securities exchange; provided, however, that if the merger is effectuated through a wholly owned subsidiary of the Company, the consideration received by the Company shall be distributed to the holders of the Shares.

“Loans” means debt financing evidenced by bonds, notes, debentures or similar instruments or letters of credit and Mortgage Loans.

“Market Value” means the value of the Company measured in connection with an applicable Liquidity Event determined as follows: (1) in the case of a Listing of the Shares, or the shares of common stock of any of the Company’s subsidiaries, by taking the average closing price over the period of thirty (30) consecutive trading days during which the Shares, or the shares of the common stock of the Company’s subsidiary, as applicable, are eligible for trading, beginning on the 180th day after Listing of the Shares, or the shares of the common stock of the Company’s subsidiary, as applicable; or (2) in the case of the receipt by Stockholders of securities of another entity that are trading on a national securities exchange prior to, or that become listed on a national securities exchange concurrent with, the consummation of the Liquidity Event, as follows: (a) in the case of securities of another entity that are trading on a national securities exchange prior to the consummation of the Liquidity Event, the value ascribed to the securities in the transaction giving rise to the Liquidity Event; and (b) in the case of securities of another entity that become listed on a national securities exchange concurrent with the consummation of the Liquidity Event, the average closing price over a period of thirty (30) consecutive trading days during which the securities are eligible for trading, beginning on the 180th day after the listing of the securities.  In addition, any cash consideration received by the Stockholders in connection with any Liquidity Event shall be added to the Market Value determined in accordance with clause (1) or (2).

“Marketing Contribution” means any and all compensation payable to underwriters, dealer managers or other broker-dealers in connection with marketing the sale of Shares, including, without limitation, compensation payable to Inland Securities Corporation, and which may, in the Company’s discretion, include reimbursement for any out-of-pocket, itemized and detailed due diligence expenses incurred in connection with investigating the Company or any offering of Shares.

“Mortgage Loans” means notes or other evidences of indebtedness or obligations that are secured or collateralized, directly or indirectly, by Real Property or other interests in Real Property.

“Net Income” means, for any period, the aggregate amount of total revenues applicable to the period less the expenses applicable to the same period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and bad debt reserves and excluding any gain from any Sale.

“Net Sales Proceeds” means the proceeds from any Sale of Real Estate Assets, less any costs incurred in selling the Real Estate Asset(s) including, but not limited to, legal fees and selling commissions and further reduced by the amount of any indebtedness encumbering the Real Estate Asset(s).

“Offering” means the initial public offering of Shares on a “best efforts” basis pursuant to the Prospectus, as amended and supplemented from time to time.

“Organization and Offering Expenses” means the aggregate of all Issuer Costs, plus Selling Commissions and the Marketing Contribution.

“Ownership Percentage” means, with respect to any Real Estate Asset at a specified time, the percentage of capital stock, membership interests, partnership interests or other equity interests in the Real Estate Asset held directly or indirectly by the Company at that time, without regard to classification of such equity interests.

“Person” means any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest or any other legal or commercial entity.

“Priority Return” means an eight percent (8.0%) per annum cumulative, pre-tax non-compounded return on Invested Capital.

“Property” or “Properties” means interests in (1) Real Property, (2) long-term ground leases or (3) any buildings, structures, improvements, furnishings, fixtures and equipment, whether or not located on the Real Property, in each case owned or to be owned by the Company either directly or indirectly through one or more Affiliates, subsidiaries, Joint Ventures, partnerships or other legal entities.

“Property Improvements” means any monies invested or otherwise spent by the Company, directly or indirectly to develop, construct, renovate, or otherwise physically improve a Real Estate Asset, including, but not limited to major tenant improvements, whether pursuant to allowances, concessions or rent abatements, all to the extent that the monies invested or funded for each of these purposes were approved by the Board of Directors as part of the initial plan for the Real Estate Asset.

“Prospectus” has the meaning set forth in Section 2(10) of the Securities Act of 1933, as amended (the “Securities Act”), including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling the Shares to the public.

“Purchase Price Limit” means, at the time of calculation, 1.5% of the amount of the Company’s total assets as set forth on the Company’s most recent audited balance sheet prior to closing the applicable transaction, adjusted to give effect to any acquisitions of Real Estate Assets that were probable or completed since the date of that audited balance sheet, prior to the applicable transaction and excluding the effect of the applicable transaction.

“Real Estate Assets” means any and all Properties and other direct or indirect investments in equity interests in or Loans secured, directly or indirectly, by or otherwise relating to Property (other than investments in bank accounts, money market funds or other current assets), including any interest in a Joint Venture, owned by the Company, directly or indirectly through one or more of its subsidiaries, Affiliates or Joint Ventures.  Notwithstanding the foregoing, “Real Estate Assets” shall not include any investments in Real Estate-Related Securities.

“Real Estate Manager” means either of Inland National Real Estate Services, LLC or Inland National Real Estate Services II, LLC, each a Delaware limited liability company,

or any of their successors or assigns, or entities owned or controlled by the Sponsor and engaged by the Company to manage a Property or Properties.

“Real Estate-Related Security” means the real estate-related securities investments, including investments in commercial mortgage-backed securities, owned by the Company, directly or indirectly through one or more of its subsidiaries, Affiliates or Joint Ventures, but excluding, for these purposes, ownership interests in a Joint Venture.

“Real Property” means land, rights or interests in land (including, but not limited to, leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on, or used in connection with, land and rights or interest in land.

“REIT” means a real estate investment trust as defined in Sections 856 through 860 of the Code.

“Sale” means any transaction or series of transactions, regardless of whether Net Sales Proceeds are distributed to Stockholders as a result thereof, whereby: (1) the Company directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Estate Asset or portion thereof, except for a contribution to a Joint Venture in which the Company, directly or indirectly, has, or will have, an ownership interest; (2) the Company directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (3) any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Estate Asset or portion thereof (excluding for these purposes any Loans or Mortgage Loans); (4) the Company or any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, through any event which results in the Company or the Joint Venture, as applicable, receiving a insurance proceeds or condemnation awards; (5) the Company directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Real Estate Asset not previously described in this definition or any portion thereof.  Notwithstanding anything to the contrary herein, the sale, grant, transfer or conveyance of any Real Estate-Related Security shall not be treated as a “Sale” hereunder.

“Selling Commissions” means any and all commissions, not to exceed seven and percent (7.0%) of the gross offering price of any Shares, payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares.

“Shares” means the shares of common stock, par value $.001 per share, of the Company, and “Share” means one of those Shares.

“Stockholders” means recordholders of shares of Equity Stock as reflected in the Company’s books and records as of the applicable record date.

“Total Operating Expenses” means the aggregate expenses of every character paid or incurred by the Company as determined under GAAP, including the Base Business Management Fee and other fees payable hereunder, but excluding:

(a)           the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of any shares of the Equity Stock;

(b)           Property expenses incurred at each Property, including any fees paid to, or expenses reimbursed on behalf of, the Real Estate Managers;

(c)           interest payments;

(d)           taxes;

(e)           non-cash charges such as depreciation, amortization, impairments and bad debt reserves;

(f)            any incentive fee payable pursuant to Section 7(c) hereof; and

(g)           Acquisition Fees, Acquisition Expenses, real estate commissions on resale of property and other expenses connected with acquiring, disposing (including any fee payable pursuant to Section 7(b)(ii) hereof) and owning Real Estate Assets (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and Property improvements).

2.             Duties of the Business Manager. The Business Manager shall consult with the Company and shall furnish advice and recommendations with respect to all aspects of the business and affairs of the Company.  The Business Manager shall inform the Board of Directors of factors that come to the Business Manager’s attention that may, in its opinion, influence the policies of the Company.  Subject to the supervision of the Board of Directors and consistent with the provisions of the Charter, the Business Manager, directly or indirectly through Affiliates or third parties supervised by the Business Manager or its Affiliates, shall use commercially reasonable efforts to:

(a)                                 identify potential investment opportunities in Real Estate Assets located in the United States, consistent with the Company’s investment objectives and policies; including but not limited to:

(i)            locating, analyzing and selecting potential investments in Real Estate Assets;

(ii)           structuring and negotiating the terms and conditions of acquisition and disposition transactions;

(iii)          arranging financing and refinancing or other changes in the asset or capital structure of the Company and reinvesting the proceeds from the Sale of, or otherwise deal with the investments in, Real Estate Assets; and

(iv)          overseeing material leases and service contracts, related to the Real Estate Assets.

(b)                                 assist the Board of Directors in evaluating investment opportunities;

(c)                                  provide the Board of Directors with research and other statistical data and analysis in connection with Real Estate Assets and the Company’s operations and investment policies;

(d)                                 manage the Company’s day-to-day operations, consistent with the investment objectives and policies established by the Board of Directors from time to time, including hiring and supervising Company employees, if any;

(e)                                  investigate and conduct relations with lenders, consultants, accountants, brokers, third party asset managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, banks, builders and developers, sellers and buyers of investments and persons acting in any other capacity specified by the Company from time to time, and enter into contracts in the Company’s name with, and retaining and supervising services performed by, such parties in connection with investments that have been or may be acquired or disposed of by the Company;

(f)                                   cooperate with the Real Estate Managers in connection with real estate management services and other activities relating to Real Estate Assets, subject to any requirement under the laws, rules and regulations affecting REITs that own Real Property that the Business Manager or the applicable Real Estate Manager, as the case may be, qualifies as an “independent contractor” as that phrase is used in connection with applicable laws, rules and regulations affecting REITs;

(g)                                  upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, acquiring and disposing of investments, disbursing and collecting these funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests securing investments;

(h)                                 assist in negotiations on behalf of the Company with investment banking firms and other institutions or investors for public or private sales of Equity Stock or for other financing on behalf of the Company, provided that in no event may the Business Manager act as a broker, dealer, underwriter or investment advisor of, or for, the Company;

(i)                                     maintain, with respect to any Real Property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance;

(j)                                    coordinate placement of casualty and public liability insurance and directors’ and officers’ insurance;

(k)                                 except as otherwise provided by the Company, provide office space, equipment and personnel as required for the performance of the foregoing services as Business Manager, subject to the reimbursement of costs associated therewith;

(l)                                     advise the Board of Directors, from time to time, of the Company’s operating results and coordinate preparation, with each Real Estate Manager, of an operating budget including one, three and five year projections of operating results and such other reports as may be appropriate for each Real Estate Asset;

(m)                             prepare, on behalf of the Company, and supervise the filing of all reports required by the Securities and Exchange Commission, including without limitation Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and all reports and returns required by the Internal Revenue Service, other state or federal governmental agencies or other Company vendors relating to the Company and its operations, including specifically its compliance with REIT rules;

(n)                                 prepare, on behalf of the Company, and supervise the distribution of reports to Stockholders, and act on behalf of the Company to communicate with Stockholders, brokers, dealers, financial advisors and custodians, whether by in person, written, electronic or telephonic means;

(o)                                 arrange for, and plan, the Company’s annual meetings of Stockholders;

(p)                                 supervise communications with the Company’s transfer agent;

(q)                                 maintain the Company’s books and records including, but not limited to, appraisals and fairness opinions obtained in connection with acquiring or disposing Real Estate Assets;

(r)                                    assist the Board of Directors in evaluating Sales and Liquidity Events, including without limitation: (i) performing due diligence in connection with investigating potential Sales or Liquidity Events; (ii) selecting and conducting relations with experts, investment banking firms and potential acquirors of Real Estate Assets, among others; (iii) preparing investment and other strategic models regarding Liquidity Events for evaluation by the Board of Directors; and (iv) preparing written reports and making presentations regarding potential Sales and Liquidity Events to the Board of Directors;

(s)                                   administer the Company’s bookkeeping and accounting functions, including without limitation: (i) establishing and implementing accounting and financial reporting procedures, processes and policies; (ii) maintaining the Company’s general ledger and sub ledgers; (iii) recording investments in Real Estate Assets, investments in Joint Ventures and any funding of indebtedness; (iv) performing accounting research; (v) budgeting, forecasting and analyzing the Company’s performance; (vi) assisting in selecting and implementing accounting and financial system software; (vii) overseeing platform accounting functions and practices; (viii) reporting to the Board of Directors and audit committee; (ix) monitoring the Company’s compliance with The Sarbanes—Oxley Act of 2002, as amended, and the effectiveness of the Company’s internal controls; (x) monitoring and ensuring compliance with ratios and covenants set forth in the loan documents for any Loans; (xi) providing required monthly, quarterly and annual financial reporting to the Company’s lenders; and (xii) ensuring proper accounting treatment for derivative instruments;

(t)                                    enter into ancillary agreements with the Sponsor and its Affiliates to arrange for the services and licenses to be provided by the Business Manager hereunder, as summarized on Schedule 2(t) hereto; and

(u)                                 undertake and perform all services or other activities necessary and proper to carry out the Company’s investment objectives, including providing secretarial, clerical and administrative assistance for the Company and maintaining a web site that provides up-to-date Company information.

3.             No Partnership or Joint Venture. The Company and the Business Manager are not, and shall not be deemed to be, partners or Joint Venturers with each other.

4.             REIT Qualifications. Notwithstanding any other provision of this Agreement to the contrary, the Business Manager shall refrain from taking any action that, in its reasonable judgment or in any judgment of the Board of Directors of which the Business Manager has written notice, would adversely affect the qualification of the Company as a REIT under the Code or that would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, its Equity Stock or its Real Estate Assets, or that would otherwise not be permitted by the Charter. If any such action is ordered by the Board of Directors, the Business Manager shall promptly notify the Board of Directors that, in the Business Manager’s judgment, the action would adversely affect the Company’s status as a REIT or violate any law, rule or regulation or the Charter and shall refrain from taking such action pending further clarification or instruction from the Board of Directors.

5.             Bank Accounts. At the direction of the Board of Directors or the officers of the Company, the Business Manager shall establish and maintain bank accounts in the name of the Company, and shall collect and deposit into and disburse from such accounts moneys on behalf of the Company, upon such terms and conditions as the Board of Directors may approve, provided that no funds in any such account shall be commingled with funds of the Business Manager. The Business Manager shall, from time to time, as the Board of Directors or the officers of the Company may require, render appropriate accountings of such collections, deposits and disbursements to the Board of Directors and to the Company’s auditors.

6.             Fidelity Bond. The Business Manager shall not be required to obtain or maintain a fidelity bond in connection with performing its services hereunder.

7.             Compensation. Subject to the provisions of this Agreement, including Section 12 hereof, and in addition to any compensation for additional services that may be paid pursuant to Section 9 hereof, for services rendered hereunder the Company shall pay, in cash, to the Business Manager the following:

(a)                                 An Acquisition Fee, in an amount equal to 1.5% of the Contract Purchase Price of each Real Estate Asset, in connection with: (i) acquiring each Real Estate Asset, or any Incremental Interest therein, including by way of exchanging a debt interest for an equity interest, but excluding the contribution of a Real Estate Asset owned, directly or indirectly, by the Company to a Joint Venture; or (ii) any Property Improvement.  In the case of a Real Estate Asset acquired by a Joint Venture from a third party, the Acquisition Fee payable hereunder shall be equal to the product of: (x) 1.5% of the Contract Purchase Price paid by the Joint Venture; and (y) the Ownership Percentage.  The Business Manager shall submit an invoice to the Company within a reasonable amount of time following the closing or closings of each event for which an Acquisition Fee is due hereunder, and no less frequently than quarterly, accompanied by a computation of the Acquisition Fee. The Company shall pay the Acquisition Fee to the Business Manager within a reasonable period of time after receipt by the Company of the invoice; provided, that the Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be deferred, waived permanently or accrued, without interest, to be paid at a later point in time.

(b)                                 Business management fees, comprised of: (i) an annual base business management fee (the “Base Business Management Fee”) equal to up to 0.65% of Average Invested Assets, payable quarterly in an amount equal to 0.1625% of Average Invested Assets as of the last day of the immediately preceding quarter; provided, that the Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be deferred, waived permanently or accrued, without interest, to be paid at a later point in time; and (ii) a disposition fee (the “Disposition Fee”) in an amount equal to 1.5% of the Gross Consideration in connection with: (A) a Sale of Real Estate Assets in which the Net Sales Proceeds resulting from the Sale are specifically identified and distributed to Stockholders; (B) a Listing; or (C) a merger, reorganization, business combination, share exchange or acquisition, in which Stockholders receive cash or the securities of the Acquiror; provided, that if any of the events triggering payment of the Disposition Fee occurs in connection with a Qualifying Business Combination, in no event may the sum of: (x) the Disposition Fee; and (y) the aggregate purchase price, excluding any fees or costs of the transaction or transactions, to be paid by the Company to acquire the Business Manager and each Real Estate Manager, exceed the Purchase Price Limit.

(c)                                  Upon the Sale of a Property, a fee, payable to the Business Manager or any Affiliate thereof, amount not to exceed the lesser of: (i) one-half of the Competitive Real Estate Commission; or (ii) one percent (1.0%) of the contract price of a Property; provided, that this fee shall be paid only if the Business Manager or its Affiliate provides a substantial amount of services in connection with the Sale of the applicable Property; provided, further, in no event shall the sum of this fee and any commissions paid to unaffiliated third parties exceed the lesser of: (x) the Competitive Real Estate Commission; or (y) an amount equal to six percent (6.0%) of the gross sales price of the Property.  Notwithstanding the preceding sentence, any fee payable under this Section 7(c) shall be in addition to any fee payable under Section 7(b).

(d)                                 Upon any: (i) Sale of Real Estate Assets in which the Net Sales Proceeds resulting from the Sale are specifically identified and distributed to Stockholders; or (ii) Liquidity Event, an incentive fee equal to ten percent (10.0%) of the amount by which: (1) the Liquidity Amount exceeds (2) Invested Capital, plus the total distributions required to be paid to Stockholders in order to pay them the Priority Return; provided, that if the Company has not satisfied the Priority Return at the time of any particular Sale or Liquidity Event, this fee shall be paid on any future Sale or Liquidity Event if, at the time, the Company has satisfied the return requirements set forth in clause (2) herein.

8.             Expenses.

(a)                                 In addition to the compensation paid to the Business Manager pursuant to Section 7 and Section 9 hereof, and subject to the limits herein, the Company shall reimburse the Business Manager, the Sponsor and their respective Affiliates for all expenses attributable to the Company paid or incurred by the Business Manager, the Sponsor or their respective Affiliates in providing certain services and licenses hereunder, including all expenses and the costs of salaries and benefits of persons employed by the Business Manager, the Sponsor and their respective Affiliates and performing services for the Company, except for the salaries and benefits of persons who also serve as one of the Company’s executive officers or as an executive officer of the Business Manager or its Affiliates.  For purposes of this Section 8(a), secretary shall not be considered an “executive officer.”

(b)                                 Expenses that the Company shall reimburse pursuant to Section 8(a) hereof include, but are not limited to all:

(i)            Issuer Costs, in an amount not to exceed one and one-half percent (1.5%) of Gross Offering Proceeds;

(ii)           expenses, including Acquisition Expenses incurred in connection with selecting or acquiring Real Estate Assets or any Sale of Real Estate Assets or any contribution of Real Estate Assets to a Joint Venture;

(iii)          the actual cost of goods and services purchased for and used by the Company and obtained from entities not affiliated with the Business Manager;

(iv)          interest and other costs for borrowed money, including points and other similar fees;

(v)           taxes and assessments on income or attributed to Real Property;

(vi)          premiums and other associated fees for insurance policies including director and officer liability insurance;

(vii)         expenses of managing and operating Real Estate Assets owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii)        fees and expenses paid to members of the Board of Directors and the fees and costs of any meetings of the Board of Directors or Stockholders;

(ix)          expenses associated with dividends or distributions paid or caused to be paid by the Company to Stockholders;

(x)           expenses of organizing the Company and filing, revising, amending, converting or modifying the Charter or the bylaws;

(xi)          expenses associated with Stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

(xii)         administrative service expenses charged to, or for the benefit of, the Company by non-affiliated third parties;

(xiii)        audit, accounting and legal fees charged to, or for the benefit of, the Company by non-affiliated third parties;

(xiv)        transfer agent and registrar’s fees and charges;

(xv)         expenses relating to any offices or office facilities maintained solely for the benefit of the Company that are separate and distinct from the Company’s executive offices;

(xvi)        payments made to Affiliates of the Sponsor for the services and licenses provided for the benefit of the Company, as summarized on Schedule 2(t) hereto;

(xvii)       expenses incurred in connection with any Liquidity Event or Qualifying Business Combination; and

(xviii)      expenses incurred in connection with any investment in Real Estate-Related Securities and charged to, or for the benefit of, the Company by non-affiliated third parties.

(c)                                  The Company shall also reimburse the Business Manager, the Sponsor and their respective Affiliates pursuant to Section 8(a) hereof for the salaries and benefits of persons employed by the Business Manager, the Sponsor or their respective Affiliates and performing services for the Company, subject to the following:

(i)            In the case of employees of the Sponsor who also provide services for other entities sponsored by, or affiliated with, the Sponsor, the Company shall reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by such persons on matters for the Company compared to the time spent by such persons on all other matters including the Company’s matters.

(ii)           In the case of services provided by the Affiliates of the Sponsor, and unless otherwise agreed to in writing by the Company or the Business Manager, the Company shall be responsible for the payment of the charges billed by such Affiliates for work done for the benefit of the Company.  Such charges shall be based upon: (A) such Affiliate’s “hourly billing rate” of its employees, (B) fixed amounts or (C) a combination of the “hourly billing rate” and fixed amounts, all as set forth in the respective Affiliate ancillary agreements between the Business Manager or the Company and the Affiliate.  The “hourly billing rate” for employees of Affiliates of the Sponsor shall be based on the budgeted salaries, benefits, overhead and operating expenses of such Affiliates.  In the event that an Affiliate of the Sponsor providing services for the benefit of the Company has revenues for any one Fiscal Year that exceed its expenses for that year, such Affiliate shall rebate the excess on a pro rata basis to its clients based on the revenues attributable to such client.

(d)                                 The Business Manager shall prepare a statement documenting the expenses paid or incurred by the Business Manager, the Sponsor and their respective Affiliates for the Company on a monthly basis.  The Company shall reimburse the Business Manager, the Sponsor and their respective Affiliates for any expenses reimbursable in accordance with this Section 8 within twenty (20) days after receipt of such statements.  With respect to expenses incurred by Affiliates of the Sponsor related to services and licenses provided for the benefit of the Company, or payments made for these services and licenses, the Business Manager, in its sole discretion, may arrange for payment to be made directly from the Company to the Affiliates of the Sponsor.

(e)                                  The Business Manager shall cause the Sponsor and its Affiliates to direct their employees, who perform services for the Company, to keep time sheets or other appropriate billing records and receipts in connection with any reimbursement of expenses made by the Company pursuant to this Section 8.  All time sheets or other appropriate billing records or receipts shall be made available to the Company upon reasonable request to the Business Manager.

(f)                                   Permitted reimbursements shall include salaries and related salary expenses for services that could be performed directly for the Company by independent, non-affiliated third parties such as legal, accounting, data processing and duplication, but that the Business Manager, Sponsor or their respective Affiliates elect to perform. The Business Manager believes that the employees of the Business Manager, the Sponsor and their respective Affiliates who may perform services for the Company for which reimbursement is allowed, will have the experience and educational background, in their respective fields of expertise, appropriate for the performance of any such services.

9.             Compensation for Additional Services, Certain Limitations.

(a)                                 The Company and the Business Manager will separately negotiate and agree on the fees for any additional services that the Company asks the Business Manager or its Affiliates to render in addition to those set forth in Section 2 hereof.  Any additional fees or reimbursements to be paid by the Company in connection with the additional services must be fair and reasonable and shall be approved by a majority of the Board of Directors, including a majority of the Independent Directors.

(b)                                 In extraordinary circumstances fully justified to the official or agency administering the appropriate state securities laws, the Business Manager and its Affiliates may provide other goods and services to the Company if all of the following criteria are met:

(i)            the goods or services must be necessary to the prudent operation of the Company; and

(ii)           if at least ninety-five percent (95%) of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from Persons other than Affiliates of the Business Manager, the compensation, price or fee charged by an unaffiliated Person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. Extraordinary circumstances shall be presumed to exist only when there is an emergency situation requiring immediate action by the Business Manager or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services that may be performed in extraordinary circumstances include emergency maintenance of Real Estate Assets, janitorial and other related services due to strikes or lockouts, emergency tenant evictions and repair services that require immediate action, as well as operating and releasing Properties with respect to which the leases are in default or have been terminated.

10.          Business Combinations. If, pursuant to the direction of the Board of Directors, the Company elects to acquire the Business Manager and any Real Estate Managers in connection with (a) a Sale of all or substantially all of the Real Estate Assets or (b) a Liquidity Event, the aggregate purchase price to be paid by the Company to acquire the Business Manager and the Real Estate Managers shall not exceed the Purchase Price Limit and that the purchase price shall be paid in the form of Shares rather than cash.  For purposes of calculating the aggregate purchase price, any costs or expenses of the transaction(s) that the Company may agree to pay or reimburse for either: (i) costs and expenses the Business Manager or Real Estate Managers have incurred on the Company’s behalf; or (ii) costs and expenses the Business Manager or Real Estate Managers incur directly in connection with the transaction(s), and any fees or costs of the transaction or transactions, shall be excluded.  Any acquisition of the Business Manager and Real Estate Managers shall be subject to the negotiation and execution of definitive agreements acceptable to both parties.

11.          Statements.  Except as otherwise set forth in Section 7(a) hereof, within a reasonable period of time following the end of each fiscal or calendar quarter, the Business Manager or service entity shall furnish to the Company a statement or invoice computing any and all fees and expense reimbursements due hereunder. The Business Manager shall also furnish to the Company, within a reasonable period of time following the end of each Fiscal Year, a statement computing the fees payable to the Business Manager for the just completed Fiscal Year.

12.          Reimbursement by Business Manager. The Business Manager shall be obligated to reimburse the Company in the following circumstances:

(a)                                 On or before the fifteenth (15th) day after the completion of the annual audit of the Company’s financial statements for each Fiscal Year, the Business Manager shall reimburse the Company for the amounts, if any, by which the Total Operating Expenses (including the Base Business Management Fee and other fees payable hereunder) of the Company for the Fiscal Year just ended exceeded the greater of:

(i)            two percent (2%) of the total of the Average Invested Assets for the just ended Fiscal Year; or

(ii)           twenty-five percent (25%) of the Net Income for the just ended Fiscal Year;

provided, however, that the Business Manager may satisfy any obligation under this Section 12(a) by reducing the amount to be paid the Business Manager under Section 7 or Section 9 hereunder until the Business Manager has satisfied its obligations under this Section 12(a); provided, further, that the Board of Directors, including a majority of the Independent Directors of the Company, may reduce the amount due under this Section 12(a) upon a finding that the increased expenses were caused by unusual or nonrecurring factors.

(b)                                 If the aggregate of all Organization and Offering Expenses exceeds eleven and one-half percent (11.5%) of the Gross Offering Proceeds or all Issuer Costs exceed one and one-half percent (1.5%) of the Gross Offering Proceeds, the Business Manager or its Affiliates shall reimburse the Company for, or pay directly, any excess Organization and Offering Expenses or Issuer Costs incurred by the Company above these limits.

13.          Other Activities of the Business Manager.  Nothing contained herein shall prevent the Business Manager or an Affiliate of the Business Manager (including the Sponsor) from engaging in any other business or activity including rendering services or advising on real estate investment opportunities to any other person or entity.  Directors, officers, employees and agents of the Business Manager or of Affiliates of the Business Manager may serve as directors, trustees, officers, employees or agents of the Company, but shall receive no compensation (other than reimbursement for expenses) from the Company for this service.

14.          Term; Termination of Agreement. This Agreement shall have an initial term of one year and, thereafter, will continue in force for successive one year renewals with the mutual consent of the parties including an affirmative vote of a majority of the Independent Directors.  It is the duty of the Board of Directors to evaluate the performance of the Business Manager annually before renewing this Agreement, and each renewal shall be for a term of no more than one year.  Each extension shall be executed in writing by both parties hereto prior to the expiration of this Agreement or of any extension thereof.

Notwithstanding any other provision of the Agreement to the contrary, this Agreement may be terminated, without cause or penalty, by the Company upon a vote of a majority of the Independent Directors or by the Business Manager, by providing no less than sixty (60) days’ prior written notice to the other party. In the event of the termination of this Agreement, the Business Manager will cooperate with the Company and take all reasonable steps requested to assist the Board of Directors in making an orderly transition of the functions performed hereunder by the Business Manager.

This Agreement shall also terminate upon the closing of a business combination between the Company, the Business Manager and the Real Estate Managers.

If this Agreement is terminated pursuant to this Section 14, the parties shall have no liability or obligation to each other including any obligations imposed by Section 2(a) hereof, except as provided in Section 17.

15.          Assignments. The Business Manager may not assign this Agreement except to a successor organization that acquires substantially all of its property and carries on the affairs of the Business Manager; provided that following the assignment, the persons who controlled the operations of the Business Manager immediately prior thereto, control the operations of the successor organization, including the performance of duties under this Agreement; however, if at any time subsequent to the assignment these persons cease to control the operations of the successor organization, the Company may thereupon terminate this Agreement.  This Agreement shall not be assignable by the Company without the consent of the Business Manager.  Any assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

16.          Default, Bankruptcy, etc. At the sole option of the Company, this Agreement shall be terminated immediately upon written notice of termination from the Board of Directors to the Business Manager if any of the following events occurs:

(a)                                 the Business Manager violates any provisions of this Agreement and after notice of the violation, the default is not cured within thirty (30) days; or

(b)                                 a court of competent jurisdiction enters a decree or order for relief in respect of the Business Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Business Manager or for any substantial part of its property or orders the winding up or liquidation of the Business Manager’s affairs not dismissed within ninety (90) days; or

(c)                                  the Business Manager commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of, or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Business Manager or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts, as they become due.

The Business Manager agrees that if any of the events specified in subsections (b) and (c) of this Section 16 occur, it will give written notice thereof to the Company within seven (7) days after the occurrence of such event.

17.          Action Upon Termination; Survival of Certain Provisions. Except as otherwise set forth herein, upon termination of this Agreement, the parties shall have no further liability or obligation hereunder, provided this Section 17 shall survive termination of this Agreement.  The Business Manager shall not be entitled to compensation after the date of termination, but shall be paid all compensation accruing or accrued to the date of termination, or which the Business Manager has deferred and then elects to be paid at the time of termination; provided, that (a) with respect to any Base Business Management Fee payable under Section 7(b)(i) of this Agreement for the calendar quarter in which the termination occurred, the Business Manager shall be paid on a pro rata basis through the date of termination, based on the number of days for which the Business Manager served as such under this Agreement; and (b) in the event this Agreement terminates in connection with a business combination between the Company, the Business Manager and the Real Estate Managers, then with respect to any disposition fee payable under Section 7(b)(ii) or incentive fee payable under Section 7(c), the Business Manager, or its successor or designee, shall be entitled to any disposition fee payable under Section 7(b)(ii) or incentive fee payable under Section 7(c) after the date of termination of this Agreement that it would have been entitled to had this Agreement not been terminated, including any fee that requires determining Market Value at a point after the closing of the business combination. Upon termination of this Agreement, the Business Manager shall:

(i)            pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for expenses to which the Business Manager is entitled;

(ii)           deliver to the Board of Directors a full accounting, including a statement showing all payments collected by the Business Manager and a statement of all money held by the Business Manager, covering the period following the date of the last accounting furnished to the Board of Directors;

(iii)          deliver to the Board of Directors all property and documents of the Company then in the custody of the Business Manager; and

(iv)          cooperate with the Company and take all reasonable steps requested by the Company to assist the Board of Directors in making an orderly transition of the functions performed by the Business Manager.

18.          Non-Solicitation.  During the period commencing on the date on which this Agreement is entered into and ending one year following the termination of this Agreement, the Company shall not, without the Business Manager’s prior written consent, directly or indirectly: (i) solicit or encourage any person to leave the employment or other service of the Business Manager or its Affiliates; or (ii) offer to hire, on behalf of the Company or any other person, firm, corporation or other business organization, any person who has left the employment of the Business Manager or its Affiliates, within the one year period following the termination of that person’s employment the Business Manager or its Affiliates; provided, however, that this Section 18 shall not prohibit: (x) solicitations directed to the general public, which are not directed to specific individuals or employees of the Business Manager or its Affiliates; (y) solicitations of persons whose employment was terminated by the Business Manager or its Affiliates within six months of the date this Agreement is terminated; or (z) solicitations of persons who have terminated their employment with the Business Manager or its Affiliates without any prior solicitation by the Company or any subsidiary thereof.  During the period commencing on the date hereof through and ending one year following the termination of this Agreement, the Company shall not, whether for its own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the relationship of the Business Manager with, or endeavor to entice away from the Business Manager, any person who during the term of the Agreement is, or during the preceding one-year period, was a client of the Business Manager.

19.          Tradename and Marks.  Concurrent with executing this Agreement, the Company will enter into a license agreement granting the Company the right, subject to the terms and conditions of license agreement, to use the “Inland” name and marks.

20.          Amendments. This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise provided herein.

21.          Successors and Assigns. This Agreement shall inure to the benefit of, and shall bind, any successors or assigns of the parties hereto.

22.          Governing Law.  The provisions of this Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of Illinois without regard to its conflicts of law principles.

23.          Liability and Indemnification.

(a)                                 The Company shall indemnify the Business Manager and its officers, directors, employees and agents (individually an “Indemnitee”, collectively the “Indemnitees”) to the same extent as the Company may indemnify its officers, directors, employees and agents under its Charter and bylaws so long as:

(i)            the Board of Directors has determined, in good faith, that the course of conduct that caused the loss, liability or expense was in the best interests of the Company;

(ii)           the Indemnitee was acting on behalf of, or performing services for, the Company;

(iii)          the liability or loss was not the result of negligence or misconduct on the part of the Indemnitee; and

(iv)          any amounts payable to the Indemnitee are paid only out of the Company’s net assets and not from any personal assets of any Stockholder.

(b)                                 The Company shall not indemnify any Indemnitee for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws (“Securities Claims”) by any Indemnitee seeking indemnity unless one or more of the following conditions are met:

(i)            there has been a successful adjudication for the Indemnitee on the merits of each count involving alleged material Securities Claims as to such Indemnitee;

(ii)           the Securities Claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such Indemnitee; or

(iii)          a court of competent jurisdiction approves a settlement of the Securities Claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold with respect to the availability or propriety of indemnification for Securities Claims.

(c)                                  The Company shall advance amounts to Indemnitees entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

(i)            the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnitee for or on behalf of the Company;

(ii)           the legal action is initiated by a third party and a court of competent jurisdiction specifically approves the advance; and

(iii)          the Indemnitee receiving the advances undertakes to repay any monies advanced by the Company, together with the applicable legal rate of interest thereon, in any case(s) in which a court of competent jurisdiction finds that the party is not entitled to be indemnified.

24.          Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:  (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided the deposit occurs prior to the deadline imposed by the overnight courier service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and is sent by an additional method provided hereunder, in each case above provided the notice of communication is addressed to the intended recipient thereof as set forth below:

If to the Company:	Inland Monthly Income Trust, Inc. 2901 Butterfield Road Oak Brook, IL 60523
	Attention: Telephone: Facsimile:	Ms. Roberta S. Matlin (630) 218-8000 (630) 218-4955

If to the Business Manager:	Inland Monthly Income Business Manager & Advisor Inc. 2901 Butterfield Road Oak Brook, IL 60523
	Attention: Telephone: Facsimile:	Ms. JoAnn M. Armenta (630) 218-8000 (630) 218-4955

If to the Sponsor:	Inland Real Estate Investment Corporation 2901 Butterfield Road Oak Brook, IL 60523
	Attention: Telephone: Facsimile:	[ ] (630) 218-8000 (630) 218-4955

Any party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 24.

25.          Conflicts of Interest and Fiduciary Relationship to the Company and to the Company’s Stockholders. The Company and the Business Manager recognize that their relationship is subject to various conflicts of interest. The Business Manager, on behalf of itself and its Affiliates, acknowledges that the Business Manager and its Affiliates have a fiduciary relationship to the Company and to the Stockholders. The Business Manager, on behalf of itself and its Affiliates, shall endeavor to balance the interests of the Company with the interests of the Business Manager and its Affiliates in making any determination where a conflict of interest exists between the Company and the Business Manager or its Affiliates.

26.          Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:		BUSINESS MANAGER:

INLAND MONTHLY INCOME TRUST, INC.		INLAND MONTHLY INCOME BUSINESS MANAGER & ADVISOR INC.

By:		By:
Name:	Ms. Roberta S. Matlin	Name:	Ms. JoAnn M. Armenta
Its:	Vice President	Its:	President

SPONSOR (solely for purposes of Section 10 of this Agreement):

INLAND REAL ESTATE INVESTMENT CORPORATION

By:
Name:
Its:

Signature Page — Business Management Agreement

Schedule 2(t)

The Business Manager shall enter into ancillary agreements with the Sponsor and its Affiliates to arrange for the services and licenses to be provided by the Business Manager under the Agreement, as summarized below.

•                                          Brokerage Services.  An affiliate of the Sponsor will facilitate transactions in real-estate related loans and commercial mortgage backed securities.  The service provider will not be reimbursed for any expenses incurred in providing these services.

•                                          Communications Services.  Inland Communications, Inc. will provide marketing, communications and media relations services, including designing and placing advertisements, editing marketing materials, preparing and reviewing press releases, distributing certain stockholder communications and maintaining branding standards.

•                                          Computer Services.  Inland Computer Services, Inc. (“ICS”) will provide data processing, computer equipment and support services and other information technology services, including custom application, development and programming, support and troubleshooting, data storage and backup, email services, printing services and networking services, including Internet access.

•                                          Insurance and Risk Management Services.  Inland Risk and Insurance Management Services, Inc. will provide insurance and risk management services, including negotiating and obtaining insurance policies, managing sales contracts, leases and other real estate or corporate agreements and documents and settling claims and reviewing and monitoring the Company’s insurance policies.

•                                          Institutional Investor Relationship Services. Inland Institutional Capital Partners Corporation, or “ICAP,” will provide advice regarding the Company’s current market position, secure institutional investor commitments, and form ventures with unaffiliated operating partners.

•                                          Investment Advisory Services.  Inland Investment Advisors, Inc., or “Inland Advisors,” will provide investment advisory agreement services.  Inland Advisors will have full discretionary authority to invest or reinvest certain of the Company’s assets in securities of publicly traded and privately held entities, and the power to act as the Company’s proxy and attorney-in-fact to vote, tender or direct the voting or tendering of these securities.

•                                          Legal Services.  The Inland Real Estate Group, Inc. will provide legal services, including drafting and negotiating real estate purchase and, performing due diligence and rendering legal opinions.

•                                          Mortgage Placement Services.  Inland Mortgage Brokerage Corporation (“IMBC”) and Inland Commercial Mortgage Corporation (“ICMC”) will place mortgages.  IMBC and ICMC will not be reimbursed for any expenses incurred in providing these services.

•                                          Mortgage Servicing.  Inland Mortgage Servicing Corporation (“IMSC”) will service mortgages.  IMSC will not be reimbursed for any expenses incurred in providing these services.

•                                          Office Services.  Inland Office Services, Inc. (“IOS”) will provide office and administrative services, including purchasing and maintaining office supplies, office equipment and furniture, installing and maintaining telephones, providing mailroom, courier and switchboard services and procurement services.  IOS will negotiate and manage contract programs including but not limited to business travel, cellular phone services and shipping services.

•                                         Personnel Services.  Inland Human Resource Services, Inc. will provide personnel services, including pre-employment services, new hire services, human resources, benefit administration and payroll and tax administration.

•                                          Property Tax Services.  Investors Property Tax Services, Inc. will provide property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.

•                                          Software License.  ICS will grant the Business Manager a non-exclusive and royalty-free right and license to use and copy software owned by ICS and to use certain third party software according to the terms of the applicable third party licenses to ICS, all in connection with the Business Manager’s obligations under the Agreement.  ICS will provide the Business Manager with all upgrades to the licensed software.